                                                                    EXHIBIT 12.1


                         GOTHIC PRODUCTION CORPORATION
               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                (in thousands)

                                                         YEARS ENDED DECEMBER 31,
                                        -------------------------------------------------------
                                              HISTORICAL                       PRO FORMA
                                        ---------------------          ------------------------
                                          1996          1997                    1997
                                        -------       -------          ------------------------
                                                                        Gothic         Company
                                                                       --------        --------
Loss before income taxes
   and extraordinary item               $(4,508)      $(3,677)         $(11,529)       $ (2,934)
Add:
   Interest on indebtedness               1,460         6,996            25,850          25,850
   Non cash interest on indebtedness        ---           ---             8,400             ---
   Amortization of debt
       discount and financing
       costs                                 69         1,804             1,631           1,436
                                       --------      --------         ---------       ---------
Income as adjusted                       (2,979)        5,123            24,352          24,352
Fixed Charges:
   Interest on indebtedness               1,460         6,996            25,850          25,850
   Non cash interest on indebtedness        ---           ---             8,400             ---
   Amortization of debt
       discount and financing
       costs                                 69         1,804             1,631           1,436
   Preferred dividends                    1,173           264             7,886             ---
                                       --------      --------         ---------       ---------
                                        $ 2,702        $9,064          $ 43,767        $ 27,286
Ratio of earnings to fixed
   charges                                  ---           0.6               0.6             0.9
                                       ========      ========         =========       =========
Insufficiency of earnings to
   cover fixed charges                  $(5,681)      $(3,941)         $(19,415)        $(2,934)
                                       ========      ========         =========       =========

                                                      THREE MONTHS ENDED MARCH 31,
                                        -------------------------------------------------------
                                              HISTORICAL                       PRO FORMA
                                        ---------------------          ------------------------
                                          1997          1998                    1998
                                        -------       -------          ------------------------
                                                                        Gothic         Company
                                                                       --------        --------
Income (loss) before income taxes
   and extraordinary item               $   528       $(4,051)         $ (5,227)        $(3,042)
Add:
   Interest on indebtedness                 806         7,113             6,536           6,536
   Interest income                          (17)         (166)             (166)           (166)
   Loss on sale of investments              ---           265               265             265
   Non cash interest on indebtedness        ---           ---             2,185             ---
   Amortization of debt
       discount and financing
       costs                                380           920               359             359
                                       --------      --------         ---------       ---------
Income as adjusted                        1,697         4,081             3,952           3,952
Fixed Charges:
   Interest on indebtedness                 806         7,113             6,536           6,536
   Interest income                          (17)         (166)             (166)           (166)
   Loss on sale of investments              ---           265               265             265
   Non cash interest on indebtedness        ---           ---             2,185             ---
   Amortization of debt
       discount and financing
       costs                                380           920               359             359
   Preferred dividends                      104           974             1,906             ---
                                       --------      --------         ---------       ---------
                                        $ 1,273        $9,106          $ 11,085        $  6,994
Ratio of earnings to fixed
   charges                                  1.3           0.5               0.4             0.6
                                       ========      ========         =========       =========
Insufficiency of earnings to
   cover fixed charges                  $   ---       $(5,025)         $ (7,133)        $(3,042)
                                       ========      ========         =========       =========